EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT is made and entered into as of January 3, 2000 between Envirosource, Inc., a Delaware corporation having its principal executive office at Horsham, Pennsylvania (the "Company"), and John P. Carroll (the "Employee").

                                    RECITALS

         WHEREAS, the Company desires to employ the Employee in an executive capacity and the Employee desires to be in the Company's employ;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.       Employment and Term.
         -------------------

         1.1 The Company agrees to employ, or cause one of its subsidiaries to employ, the Employee, and the Employee agrees to accept such employment. The authority, duties and responsibilities of the Employee shall include those described in this Agreement, and such other or additional duties of an executive nature as may from time to time be assigned to the Employee by the President of the Company or by the Board of Directors. While employed hereunder, the Employee shall devote substantially all of his business time and attention to the affairs of the Company and use his best efforts to perform faithfully and efficiently his duties and responsibilities; provided that the Employee may (i) serve on civic or charitable boards or committees, (ii) manage personal investments, or
(iii) with the prior approval of the President of the Company, serve on corporate boards, so long as such activities do not significantly interfere with the performance of the Employee's obligations under this Agreement.

         1.2 Unless sooner terminated pursuant to other provisions hereof, the Employee's period of employment under this Agreement shall be three years (the "Employment Period"), initially commencing on January 3, 2000 and terminating on January 2, 2003. The Company may renew this Agreement, with the consent of the Employee, by giving written notice to the Employee at least 30 days prior to the end of the then effective Employment Period. If the Employee gives written notice of his consent to the Company within 20 days following receipt of the Company's notice of its intention to renew, this Agreement shall be renewed on the terms in effect as of the renewal date.

2.       Compensation and Benefits.
         -------------------------

         2.1 Base Salary.  As initial  compensation  for his  services  provided
             -----------
hereunder, the Company shall pay to the Employee an initial annual base salary equal to the Employee's annual base salary in effect as of the date hereof (the "Base Salary"). The Compensation Committee of the Board of Directors shall annually during the term of this Agreement review the Employee's Base Salary and, in its discretion if deemed appropriate, increase the same. If the Employee's Base Salary is increased, it shall not thereafter be reduced below the new Base Salary level. The Base Salary shall be payable in equal semi-monthly installments or in accordance with the Company's established policy, subject to such payroll and withholding deductions as may be required by law and other deductions, as directed by the Employee, applied generally to employees of the Company for insurance and other employee benefit plans.

         2.2 Bonus.  In  addition  to the Base  Salary,  the  Employee  shall be
             -----
eligible for an annual incentive bonus, under the Company's Management Incentive Compensation Plan or otherwise, based on the achievement of certain financial and individual performance targets to be set by the Compensation Committee of the Board of Directors on an annual basis. If such targets are met, the Employee's annual incentive bonus will be equal to such percentage of his Base Salary as the Compensation Committee of the Board of Directors shall designate on an annual basis; provided however, that if a Change in Control occurs, the
                     ----------------
Compensation Committee of the Board of Directors shall not designate a percentage of less than 30% thereafter. If such targets are exceeded, the Employee's annual incentive bonus will be higher than the designated percentage, calculated in accordance with a formula to be set by the Compensation Committee of the Board of Directors. The annual incentive bonus shall be paid no later than March 31st of the year following the year in which it is earned. For example, the annual incentive bonus for the year 2000, if any, shall be paid no later than March 31, 2001.

         2.3  Incentive,  Savings and  Retirement  Plans.  The Employee shall be
              ------------------------------------------
eligible to participate in and shall receive all benefits under all executive incentive, savings and retirement plans and programs maintained by the Company for the benefit of its executive officers and/or employees. The Employee shall be eligible to be considered for option grants under the Company's stock option plans, but the determination of whether the Employee shall receive grants, and the amount and terms of any such grants that may be awarded, shall be in the sole discretion of the Compensation Committee of the Board of Directors.

         2.4 Other Benefit Plans. The Employee and/or the Employee's dependents,
             -------------------
as the case may be, shall be eligible to participate in and shall receive all benefits under each insurance and other benefit plan of the Company maintained for the benefit of its employees, including vacation.

         2.5  Reimbursement  of  Expenses.   Subject  to  the  Company's  policy
              ---------------------------
regarding the reimbursement of reasonable travel and business expenses as in effect from time to time during the Employment Period, the Company shall reimburse the Employee for such expenses from time to time, at the Employee's request upon presentation of expense statements and such other supporting information as the Company may customarily require of it executives.

3.       Termination.
         -----------

         3.1 Death. This Agreement shall terminate  automatically upon the death
             -----
of the Employee. Notwithstanding the termination of this Agreement by virtue of the death of Employee, should Employee be living and employed by Company on December 31st of any year, his estate shall be paid the incentive bonus due to Employee in accordance with the terms and time periods provided for in Section
2.2 hereof.

         3.2 Disability.  The Company may terminate this Agreement, upon written
             ----------
notice to the Employee delivered in accordance with Sections 3.7 and 9.2 hereof, upon the Disability of the Employee.

         3.3 Cause.  The Company may terminate  this  Agreement for Cause,  upon
             -----
written notice to the Employee delivered in accordance with Sections 3.7 and 9.2 hereof. For purposes of this Agreement, "Cause" means (a) the conviction of, or plea of guilty or nolo contendere by, the Employee of a felony or other serious crime, (b) the Employee's grossly negligent or willful refusal to perform his duties and responsibilities as contemplated in this Agreement, but only after Employee has received written notice from the Company setting forth with particularity Employee's performance deficiency and Employee has failed to cure such deficiency to the Company's reasonable satisfaction within 30 days of receipt of such notice, (c) the Employee's engaging in activities which would constitute a breach of any term of this Agreement, but only after Employee has received written notice from the Company setting forth with particularity Employee's breach and Employee has failed to cure such breach to the Company's reasonable satisfaction within five days of receipt of such notice, or (d) Employee's engaging in fraud or other illegal conduct to the material detriment of the Company.

         3.4 Without Cause.  The Company may terminate  this  Agreement  Without
             -------------
Cause, upon written notice to the Employee delivered in accordance with Sections
3.7 and 9.2 hereof. For purposes of this Agreement, the Employee will be deemed to have been terminated "Without Cause" if the Employee is terminated by the Company for any reason other than Cause, Disability, death or non-renewal.

         3.5      Termination by Employee.  (a) The  Employee may terminate this
                  -----------------------
Agreement, upon written notice to the Company inaccordance with Sections 3.7 and
9.2 hereof.

         (b) If such notice is delivered within six months of a Change in Control, then the Company shall pay to the Employee the amounts set forth in
Section 4.3 hereof if:

                (i) the Employee has not been offered a position similar to his position at the time of the Change in Control with similar responsibilities and equal or greater compensation than he was being paid at the time of the Change in Control; or

               (ii) the Employee has been asked to move his principal office beyond 35 miles from the Employee's then-current principal office location; or
               (iii) the successor to the Company or the purchaser of its assets has not assumed the obligations of the Company under this Agreement at the time of the Change in Control.

         3.6 Release.  If the Employee's  employment  shall terminate during the
             -------
Employment Period, or if the Company does not propose to renew this Agreement pursuant to Section 1.2 hereof, the Employee agrees, upon payment to the Employee of all amounts due under Sections 4.2, 4.3 or 4.4 hereof, as applicable, to execute a release of claims in the form attached hereto as Exhibit A.
---------

         3.7 Notice of Termination. Any termination of this Agreement (i) by the
             ---------------------
Company for Cause, Without Cause or as a result of the Employee's  Disability or
(ii) by the Employee for any reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (c) specifies the termination date, if such date is other than the date of receipt of such notice.

4.       Obligations of Company upon Termination.
         ---------------------------------------

         4.1 By the Company for Cause or by  Employee  other than in  connection
             -------------------------------------------------------------------
with a Change in Control.  If this Agreement  shall be terminated  either by the
------------------------
Company  for Cause or by the  Employee  for any reason  other than  pursuant  to
Section 3.5(b) hereof, the Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the Employee's Base Salary (as in effect on the Date of Termination) through the Date of Termination, if not theretofore paid, and, in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company.

         4.2      By the Company Without Cause.   If  this  Agreement  shall  be
                  ----------------------------
terminated by the Company Without Cause:

                  (i) The Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the aggregate of the Employee's Base Salary (as in effect on the Date of Termination) through the Date of Termination, if not theretofore paid, and, in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company, (B) a severance payment equal to one year of Base Salary (as in effect on the Date of Termination) plus the amount of the target bonus that would be payable to the Employee for the year in which the termination occurs (such target bonus amount to be payable regardless of the Company's actual results for such year); and (C) if the same has not been previously paid to the Employee, the incentive bonus, if any, earned by the Employee as provided in Section 2.2 of this Agreement for the year preceding the year of termination (Notwithstanding the foregoing, unless the Company shall have terminated this Agreement Without Cause within six months of a Change in Control, the amount provided in clause (B) may be paid, at the Company's option, over a twelve-month period commencing on the Date of Termination in 24 equal semi-monthly installments, rather than in a lump sum.); and

                  (ii) for the 12-month period following the Date of Termination, the Employee and the Employee's dependents shall continue to be eligible to participate in the medical benefit plans and arrangements of the Company, on the same terms and conditions (including the amount of Employee's required contributory premium payments) in effect for the Employee and the Employee's dependents immediately prior to the Date of Termination; and

                  (iii) the Company will provide the Employee with executive-level outplacement services through Manchester Partners International or a comparable outplacement services company; provided
                                                                        --------
         however,  that the  Company  shall not be  required  to spend more than
         -------
        $15,000 for such services.

         The Company's obligations under this Section 4.2 shall terminate if the Employee violates his obligations under Sections 6, 7 or 8 hereof, and the Company shall have no obligation to make any remaining payments to the Employee after the date of any such violation. The parties agree that the benefits provided in this Section 4.2 are the sole and exclusive remedies available to the Employee in the event of termination Without Cause.

         4.3      By Employee upon Change in Control.  If this  Agreement  shall
                  ----------------------------------
 be terminated by the Employee pursuant to Section 3.5(b) hereof:

                  (i) The Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the aggregate of the Employee's Base Salary (as in effect on the Date of Termination) through the Date of Termination, if not theretofore paid, and, in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company, (B) a severance payment equal to one year of Base Salary (as in effect on the Date of Termination) plus the amount of the target bonus that would be payable to the Employee for the year in which the termination occurs (such target bonus amount to be payable regardless of the Company's actual results for such year); and (C) if the same has not been previously paid to the Employee, the incentive bonus, if any, earned by the Employee as provided in Section 2.2 of this Agreement for the year preceding the year of termination; and

                  (ii) for the 12-month period following the Date of Termination, the Employee and the Employee's dependents shall continue to be eligible to participate in the medical benefit plans and arrangements of the Company, on the same terms and conditions (including the amount of Employee's required contributory premium payments) in effect for the Employee and the Employee's dependents immediately prior to the Date of Termination; and

                  (iii) the Company will provide the Employee with executive-level outplacement services through Manchester Partners International or a comparable outplacement services company; provided
                                                                        --------
         however,  that the  Company  shall not be  required  to spend more than
         ------
         $15,000 for such services.

                  The Company's obligations under this Section 4.3 shall terminate if the Employee violates his obligations under Sections 6, 7 or 8 hereof, and the Company shall have no obligation to make any remaining payments to the Employee after the date of any such violation.

         4.4      Non-renewal by the Company.  If the  Company does  not propose
                  --------------------------
 to renew this Agreement in accordance with Section 1.2 hereof:

                  (i) The Company shall pay to the Employee, in a lump sum in cash within 30 days after the date of the expiration of this Agreement (the "Expiration Date"), the sum of (A) the aggregate of the Employee's Base Salary (as in effect on the Expiration Date) through the
         Expiration Date, if not theretofore paid, and, in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company, (B) a severance payment equal to one year of Base Salary (as in effect on the Expiration Date); and (C) if the same has not been previously paid to the Employee, the incentive bonus, if any, earned by the Employee as provided in Section 2.2 of this Agreement for the year preceding the year in which the Expiration Date occurs (Notwithstanding the foregoing, unless the Expiration Date occurs within six months of a Change in Control, the amount provided in clause (B) may be paid, at the Company's option, over a twelve-month period commencing on the Expiration Date in 24 equal semi-monthly installments, rather than in a lump sum.); and

                  (ii) for the 12-month period following the Expiration Date, the Employee and the Employee's dependents shall continue to be eligible to participate in the medical benefit plans and arrangements of the Company, on the same terms and conditions (including the amount of Employee's required contributory premium payments) in effect for the Employee and the Employee's dependents immediately prior to the Expiration Date; and

                  (iii)   the   Company   will   provide   the   Employee   with
         executive-level   outplacement  services  through  Manchester  Partners

         International or a comparable outplacement services company; provided however, that the Company shall not be required to spend more than $15,000 for such services.

         The Company's obligations under this Section 4.4 shall terminate if the Employee violates his obligations under Sections 6, 7 or 8 hereof, and the Company shall have no obligation to make any remaining payments to the Employee after the date of any such violation. The parties agree that the benefits provided in this Section 4.4 are the sole and exclusive remedies available to the Employee in the event the Company does not propose to renew this Agreement pursuant to Section 1.2 hereof.

5.       General Duties of the Employee.
         ------------------------------

         5.1 The Employee agrees and acknowledges that he owes a duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company, to not knowingly become involved in a conflict of interest and to not knowingly do any act or knowingly make any statement, oral or written, which would injure the Company's business, its interests or its reputation unless required to do so in any legal proceeding by a competent court with proper jurisdiction.

         5.2 The Employee agrees to comply at all times during the Employment Period with all applicable policies, rules and regulations of the Company, including, without limitation, the Company's policy regarding trading in the Common Stock, as is in effect from time to time during the Employment Period.

6.       Employee's Confidentiality Obligation.
         -------------------------------------

         6.1 The Employee hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company and its Affiliates which shall at all times be regarded, treated and protected as such in accordance with this Section 6. The Employee acknowledges that all such Confidential Information is in the nature of a trade secret.

         6.2 For purposes of this Agreement, "Confidential Information" means information, which is used in the business of the Company or its Affiliates and
(a) is proprietary to, about or created by the Company or its Affiliates, (b) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (c) is designated as Confidential Information by the Company or its Affiliates, is known by the Employee to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential and proprietary to the Company or its Affiliates or (d) is not generally known by non-Company personnel.

         6.3 As a consequence of the Employee's acquisition or anticipated acquisition of Confidential Information, the Employee shall occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. In view of the foregoing and of the consideration to be provided to the Employee, the Employee agrees that it is reasonable and necessary that the Employee make each of the following covenants:

                  (a) At any time during the Employment Period and thereafter, the Employee shall not disclose Confidential Information to any person or entity, either inside or outside of the Company, other than as necessary in carrying out his duties and responsibilities as set forth in Section 5 hereof, without first obtaining the Company's prior written consent (unless such disclosure is compelled pursuant to court orders or subpoena, and at which time the Employee shall give notice of such proceedings to the Company and provide the Company with an opportunity to resolve such disclosure in a manner reasonably acceptable to the Company).

                  (b) At any time during the Employment Period and thereafter, the Employee shall not use, copy or transfer Confidential Information other than as necessary in carrying out his duties and responsibilities as set forth in
Section 5 hereof, without first obtaining the Company's prior written consent.

                  (c) On the Date of Termination, the Employee shall promptly deliver to the Company (or its designee) all written materials, records and documents made by the Employee or which came into his possession prior to or during the Employment Period concerning the business or affairs of the Company or its Affiliates, including, without limitation, all materials containing Confidential Information.

         7. Employee's  Nonsolicitation  Obligation. The Employee agrees that he
            ---------------------------------------
shall not, during the Employment Period and for one year following the Date of Termination, directly or indirectly, on behalf of the Employee or any other person, (i) solicit for employment by other than the Company any person known by the Employee to be employed by the Company or its Affiliates at the Date of Termination or within the six-month period prior thereto; or (ii) induce, attempt to induce or knowingly encourage any Customer (as defined below) to divert any business or income from the Company or any of its Affiliates or to stop or alter the manner in which they are then doing business with the Company or any of its Affiliates. The term "Customer" small mean any individual or business firm that was or is a customer or client of, or whose business was actively solicited by, the Company or any of its Affiliates at any time, regardless of whether such customer was generated, in whole or in part, by the Employee's efforts.

         8. Employee's  Noncompetition  Obligation.  The Employee agrees that he
            --------------------------------------
shall not, for a period of one year following the Date of Termination, directly or indirectly: (a) own or control any debt, equity or other interest in (except as a passive investor of less than 1% of the capital stock or publicly traded notes or debentures of a publicly held company), or (b) (1) act as a director, officer, manager, employee, participant or consultant to or accept or solicit any office to act as any of the foregoing or (2) be obligated to or connected in any advisory, business or ownership capacity, in each case with respect to any business engaged in by the Company or any of its subsidiaries at the Date of Termination or which is being actively pursued by the Company or any of its subsidiaries at that time. Notwithstanding the foregoing, if the Company is obligated to make payments to the Employee under any of Sections 4.2, 4.3 or 4.4, the Employee's obligations under this Section 8 shall terminate immediately if the Company fails to timely perform its obligations under Section 4.2, 4.3 or 4.4, as applicable. The Employee's noncompetition obligation as set forth in this Section 8 shall supercede and replace any noncompetition agreement the Employee may have entered into with the Company or any of its subsidiaries prior to the date of this Agreement.

9.       Miscellaneous.
         -------------

         9.1      Certain Definitions.  As used in this Agreement, the following
                  -------------------
 terms have the meanings set forth below:

                  "Affiliate" is used in this Agreement to define a relationship to a person or entity and means a person or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

                  "Base  Salary"  shall  have the  meaning  assigned  thereto in
Section 2.1 hereof.

                  "Cause" shall have the meaning assigned thereto in Section 3.3 hereof.

                  "Change in Control" of the Company shall be deemed to have occurred if (a) the Company merges or consolidates with any other corporation (other than a wholly-owned direct or indirect subsidiary of the Company) and is not the surviving corporation (or survives as a subsidiary of another corporation) and, after such merger or consolidation, the Company's shareholders immediately prior to such merger or consolidation do not own Voting Stock representing a majority of the outstanding shares of Voting Stock of the surviving corporation or do not otherwise have the right to elect a majority of the board of directors of the surviving corporation, (b) the Company sells or agrees to sell all or substantially all of its assets to any other person or entity and, after such sale, the Company's shareholders immediately prior to such sale do not own Voting Stock representing a majority of the outstanding shares of Voting Stock of such person or entity or do not otherwise have the right to elect a majority of the board of directors of such person or entity,
(c) any third person or entity (other than a person or entity, or an Affiliate thereof, that is a shareholder of the Company on the Effective Date, a trustee or committee of any qualified employee benefit plan of the Company) together with its Affiliates shall become, directly or indirectly, the beneficial owner (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) of at least 50% of the Voting Stock of the Company or (d) the individuals who constitute the Board of Directors of the Company as of the Effective Date (the "Incumbent Board") shall cease for any reason to constitute at least a majority of the Board of Directors; provided, that any person becoming a director whose election or nomination for election was approved by a majority of the members of the Incumbent Board shall be considered, for the purposes of this Agreement, a member of the Incumbent Board.

                  "Common Stock" means the Company's common stock, par value $0.05 per share.

                  "Confidential Information" shall have the meaning assigned thereto in Section 6.2 hereof.

                  "Date of Termination" means the earliest to occur of (a) the date of the Employee's death, (b) the date on which the Employee terminates his employment with the Company for any reason or (c) the date of receipt of the

Notice of Termination, or such later date as may be prescribed in the Notice of Termination in accordance with Section 3.7 hereof.

                  "Disability" means an illness or other disability which prevents the Employee from discharging his responsibilities under this Agreement for a period 180 consecutive calendar days, or an aggregate of 180 calendar days in any calendar year, during the Employment Period, all as determined in good faith by the Board of Directors of the Company (or a committee thereof).

                  "Effective Date" means January 3, 2000.

                  "Employment Period" shall have the meaning assigned thereto in
Section 1.2 hereof.

                  "Expiration  Date" shall have the meaning  assigned thereto in
Section 4.4 hereof.

                  "Notice of Termination" shall have the meaning assigned thereto in Section 3.7 hereof.

                  "Voting Stock" means all outstanding shares of capital stock of the Company entitled to vote generally in an election of directors; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote per share, each reference to a proportion of the issued and outstanding shares of Voting Stock shall be deemed to refer to the proportion of the aggregate votes entitled to be cast by the issued and outstanding shares of Voting Stock.

                  "Without  Cause"  shall have the meaning  assigned  thereto in
Section 3.4 hereof.

         9.2 Notices. All notices and other communications required or permitted
             -------
hereunder or necessary or convenient in connection herewith shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses:
                  If to the Company to:

                           Envirosource, Inc.
                           1155 Business Center Drive
                           Horsham, PA 19044
                           Attention:  President
                           Telephone:  (215) 956-5400
                           Facsimile:  (215) 956-5415

                  If to the Employee to:

                           John P. Carroll
                           501 Rolling Glen Drive
                           Horsham, PA 19044
                           Telephone:  (215) 646-4905

or to such other names, addresses, telephone and fax numbers as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 9.2.

         9.3 Waiver of Breach. The waiver by any party hereto of a breach of any
             ----------------
provision of this Agreement shall neither operate nor be construed as a waiver of the breach of any other provision or of any subsequent breach by any party.

         9.4  Assignment.  This Agreement shall be binding upon and inure to the
              ----------
benefit of the Company, its successors, legal representatives and assigns, and upon the Employee, his heirs, executors, administrators, representatives and assigns; provided, however, that (i) the Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of the Company, and (ii) the Company may not assign its rights and obligations hereunder without Employee's express written consent except to the acquiring entity in connection with the transfer, exchange or sale of all or substantially all of the Company's assets.

         9.5 Entire Agreement;  No Oral Amendments.  This Agreement  constitutes
             -------------------------------------
the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any oral statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

         9.6  Enforceability.  If any provision of this Agreement or application
              --------------
thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         9.7  Jurisdiction.  The laws of the Commonwealth of Pennsylvania  shall
              ------------
govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof.

         9.8 Injunctive Relief. The Company and the Employee agree that a breach
             -----------------
of any term of this Agreement by the Employee would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Employee's duties or responsibilities hereunder.

         9.9  Employee's  Representation.  Employee  shall be, and he represents
              --------------------------
that he is, free to enter into this Agreement and is not and will not become to a party to agreement which would prohibit the Employee from accepting employment with the Company or from performing his duties and obligations to the Company hereunder.

         9.10  Counterparts.  This  Agreement  may be  executed  in two or  more
               ------------
counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     "COMPANY":

                                                     ENVIROSOURCE, INC.


                                                     By:/s/John T. DiLacqua
                                                        ------------------------
                                                        Its: President


                                                     "EMPLOYEE":

                                                     /s/John P. Carroll
                                                     ---------------------------
                                                     John P. Carroll

                                    EXHIBIT A

                                 GENERAL RELEASE
                                 ---------------


                   1.  I,  John P. Carroll,  for  and in  consideration  of the benefits to be received by me pursuant to the provisions of that certain Employment Agreement by and between me and Envirosource, Inc. ("Envirosource") entered into as of January 3, 2000 (the "Agreement"), and in connection with the
termination of my employment with Envirosource effective                   ,  do
                                                         ------------------
hereby REMISE, RELEASE, AND FOREVER DISCHARGE Envirosource and its subsidiaries and affiliates, their officers, directors, shareholders, partners, employees and agents, their respective successors and assigns, heirs, executors and administrators (hereinafter collectively referred to as "ENSO"), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of my employment with ENSO to the date of these presents and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship and the termination of my employment relationship with ENSO, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Age Discrimination in Employment Act, 29 U.S.C.ss.621 et seq., Title VII of the Civil Rights Act of
                                 -- ---
1964, 42  U.S.C.ss.2000e  et seq.,  the  Pennsylvania  Human  Relations  Act, 43
                          -- ---
P.S.ss.951  et  seq., or  the   human   relations  laws  of   any   other  State
            --  ---
any contracts between ENSO and me and any common law claims now or hereafter recognized and all claims for counsel fees and costs.

                  2. I further agree and covenant that neither I, nor any person, organization or other entity on my behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for personal equitable, monetary or other similar relief against Envirosource, involving any matter occurring at any time in the past up to the date of this General Release, or involving any continuing effects of any actions or practices which may have arisen or occurred prior to the date of this General Release, including any charge of discrimination under Title VII, the ADEA, the Pennsylvania Human Relations Act or the human relations laws of any other State. In addition, I also agree and covenant that should I, or any other person, organization or entity on my behalf, file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for damages, including injunctive, declaratory, monetary or other relief, despite my agreement not to do so hereunder, then I will pay all of the costs and expenses of ENSO (including reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

                  3. I agree, covenant and promise that I will not in any way communicate the terms of this General Release to any person other than my immediate family and my attorney.

                  4. I hereby certify that I have read the terms of this General Release, that I have been advised by Envirosource to discuss it with my attorney, and that I understand its terms and effects. I acknowledge, further, that I am executing this General Release of my own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described in the Agreement, which I acknowledge is adequate and satisfactory to me. None of the above-named parties, nor their agents, representatives, or attorneys have made any representations to me concerning the terms or effects of this General Release other than those contained herein.

                  6. I hereby acknowledge that I have been informed that I have the right to consider this General Release for a period of 21 days prior to execution. I also understand that I have the right to revoke this General Release for a period of seven days following execution by giving written notice to Envirosource at 1155 Business Center Drive, Horsham, PA 19044.

                  Intending to be legally bound hereby, I execute the  foregoing
General Release this      day of             ,           .
                    -----       -------------  ----------




------------------------                              --------------------------
Witness                                               John P. Carroll